Exhibit 99.1

Snow Rothschild Acquisition Corp. Announces Pricing of $200 Million Initial Public Offering

New York, New York, June 08, 2026 (GLOBE NEWSWIRE) -- Snow Rothschild Acquisition Corp. (NASDAQ: ISNRU) (the “Company”) today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. Each unit issued in the offering consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. In connection with the offering, $10.00 per unit will be deposited into a trust account with Continental Stock Transfer & Trust acting as trustee.  The Company’s units are expected to be listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ISNRU” and are expected to begin trading on June 9, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “ISNR” and “ISNRW,” respectively. The closing of the offering is anticipated to take place on or about June 10, 2026, subject to customary closing conditions.

Santander is acting as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price less the underwriting discount to cover over-allotments, if any.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on June 8, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus, copies of which may be obtained from Santander US Capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Attention: ECM Syndicate by telephone at (833) 818-1602 or by email at equity-syndicate@santander.us, or by accessing the SEC’s website, www.sec.gov.

About Snow Rothschild Acquisition Corp.

Snow Rothschild Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company with one or more businesses or entities. The Company may pursue an initial business combination target in any industry or geographical location. It intends to focus on opportunities in multiple industries but will focus on industries where the Company’s management team has extensive experience, but particularly industrial assets, although the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location.

The Company’s management team is led by Ian Snow, a director and its Chief Executive Officer, Nathaniel Rothschild, its Chairman and William Chai, its Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that such offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Snow Rothschild Acquisition Corp.
William Chai
Chief Financial Officer
Phone : 332-465-0360
Email : IR@sracquisition.com